Exhibit 99.1

TABLE OF CONTENTS

Page No.

Eiss Brothers, Inc.
Unaudited Condensed Consolidated Balance Sheets as of March 31, 2015 and December 31, 2014	2
Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2015 and 2014	3
Unaudited Condensed Consolidated Statements of Shareholders’ Equity for the three months ended March 31, 2015 and 2014	4
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2015 and 2014	5
Notes to Unaudited Condensed Consolidated Financial Statements	6

Green Oak Investments LLC d/b/a GO Auto Recycling
Unaudited Condensed Balance Sheets as of March 31, 2015 and December 31, 2014	12
Unaudited Condensed Statements of Operations for the three months ended March 31, 2015 and 2014	13
Unaudited Condensed Statements of Members’ Interest for the three months ended March 31, 2015 and 2014	14
Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2015 and 2014	15
Notes to Unaudited Condensed Financial Statements	16

Jerry Brown, Ltd.
Unaudited Condensed Consolidated Balance Sheets as of March 31, 2015 and December 31, 2014	22
Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2015 and 2014	23
Unaudited Condensed Consolidated Statements of Shareholders’ Equity for the three months ended March 31, 2015 and 2014	24
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2015 and 2014	25
Notes to Unaudited Condensed Consolidated Financial Statements	26

Leesville Auto Wreckers, Inc.
Unaudited Condensed Consolidated Balance Sheets as of March 31, 2015 and December 31, 2014	32
Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2015 and 2014	34
Unaudited Condensed Consolidated Statements of Shareholders’ Equity for the three months ended March 31, 2015 and 2014	35
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2015 and 2014	36
Notes to Unaudited Condensed Consolidated Financial Statements	37

Eiss Brothers, Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,095,179	$633,483
Accounts receivable, net of allowance	758,316	752,609
Inventories	4,903,709	5,374,372
Prepaid expenses and other current assets	38,944	23,052

Total current assets	6,796,148	6,783,516
PROPERTY AND EQUIPMENT
Land	67,162	67,162
Buildings and improvements	1,552,760	1,552,760
Equipment	940,779	940,779
Vehicles	228,776	228,776
Accumulated depreciation and amortization	(1,401,684)	(1,372,919)

Property and equipment, net	1,387,793	1,416,558
NON-CURRENT ASSETS
Shareholder note receivable	114,868	117,058
Other non-current assets	17,313	17,506

TOTAL ASSETS	$8,316,122	$8,334,638

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$185,258	$200,020
Accrued expenses and other current liabilities	171,816	178,947
Deferred warranty revenue, current	157,612	143,313
Current portion of long-term debt	72,020	71,280

Total current liabilities	586,706	593,560

NON-CURRENT LIABILITIES
Deferred warranty revenue, net of current portion	166,584	170,808
Long-term debt, net of current portion	522,042	540,359

TOTAL LIABILITIES	1,275,332	1,304,727

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock, no par value; 300 shares authorized, issued and outstanding as of March 31, 2015 and December 31, 2014	—	—
Additional paid-in capital	38,515	38,515
Retained earnings	6,484,626	6,471,168

Total Eiss Brothers Inc. shareholders’ equity	6,523,141	6,509,683

Noncontrolling interest	517,649	520,228

Total shareholders’ equity	7,040,790	7,029,911

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,316,122	$8,334,638

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Eiss Brothers, Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Net revenues	$3,109,185	$3,172,866
Cost of goods sold	2,251,897	2,244,928

Gross profit	857,288	927,938
Operating expenses	818,744	515,267

Income from operations	38,544	412,671
Interest expense	(6,353)	(6,151)
Interest income	3,082	3,431

Net income	35,273	409,951
Net (loss) income attributable to noncontrolling interest	(2,579)	755

Net income attributable to Eiss Brothers, Inc.	$37,852	$409,196

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Eiss Brothers, Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common stock		Additional paid-in capital	Retained earnings	Noncontrolling interest	Total shareholders’ equity
	Shares	Amount
Balance at January 1, 2015	300	$—	$38,515	$6,471,168	$520,228	$7,029,911
Net income (loss)	—	—	—	37,852	(2,579)	35,273
Shareholder distributions	—	—	—	(24,394)	—	(24,394)

Balance at March 31, 2015	300	$—	$38,515	$6,484,626	$517,649	7,040,790

	Common stock		Additional paid-in capital	Retained earnings	Noncontrolling interest	Total shareholders’ equity
	Shares	Amount
Balance at January 1, 2014	300	$—	$38,515	$6,090,072	$505,621	$6,634,208
Net income	—	—	—	409,196	755	409,951
Shareholder distributions	—	—	—	(23,846)	—	(23,846)

Balance at March 31, 2014	300	$—	$38,515	$6,475,422	$506,376	$7,020,313

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Eiss Brothers, Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Cash flows from operating activities:
Net income	$35,273	$409,951
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	28,765	26,844
Change in assets and liabilities
Accounts receivable	(5,707)	(99,559)
Inventories	470,663	89,450
Prepaid expenses and other assets	(15,577)	(8,202)
Accounts payable	(14,762)	63,999
Accrued expenses and other current liabilities	(7,131)	(24,381)
Deferred warranty revenue	10,075	30,125

Net cash provided by operating activities	501,599	488,227

Cash flows from investing activities
Capital expenditures	—	(7,215)
Proceeds from related party note receivable	2,068	6,822

Net cash used in investing activities	2,068	(393)

Cash flows from financing activities
Payments of debt	(17,577)	(35,658)
Shareholder distributions	(24,394)	(23,846)

Net cash used in financing activities	(41,971)	(59,504)

Increase in cash and cash equivalents	461,696	428,330
Cash and cash equivalents, beginning of period	633,483	351,874

Cash and cash equivalents, end of period	$1,095,179	$780,204

Supplemental cash flow disclosures:
Cash paid for interest	$6,353	$6,151

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Eiss Brothers, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Operations

Eiss Brothers, Inc. (the “Company”), a New York corporation, engages primarily in auto recycling, which is the recovery and resale of original equipment manufacturer (“OEM”) and aftermarket parts, components and systems, such as engines, transmissions, door assemblies, trunk lids, lights and fenders (referred to as “products”) reclaimed from damaged, totaled or low value vehicles. The Company purchases its vehicles primarily at auto salvage auctions. Upon receipt of vehicles, the Company inventories and then dismantles the vehicles and sells the recycled components. In addition, the Company purchases recycled OEM and related products from third parties for resale and distribution to its customers. The Company’s customers include collision repair shops (body shops), mechanical repair shops, auto dealerships and individual retail customers. The Company also generates a portion of its revenue from the sale as scrap of the unusable parts and materials and from the sale of extended warranty contracts. The Company operates a full service recycling facility in Watertown, New York.

On May 19, 2015, the Company was acquired by Fenix Parts, Inc. The acquisition did not include the capital stock of Eiss Brothers Partnership (“EBP”).

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, without audit, pursuant to the rules and regulations of United States Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures typically included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company and the notes thereto as of and for the year ended December 31, 2014 included in Fenix Parts, Inc.’s prospectus dated May 14, 2015. The Company continues to follow the accounting policies set forth in those consolidated financial statements. Management believes that these consolidated interim financial statements include all adjustments, normal and recurring in nature, that are necessary to present fairly the financial position of the Company as of March 31, 2015 and the results of its operations and cash flows for the three months ended March 31, 2015 and 2014. Interim results are not necessarily indicative of annual results. All significant intercompany balances and transactions have been eliminated.

The consolidated financial statements include the accounts of EBP, the lessor of the premises from which the Company operates. EBP is wholly-owned by the Company’s shareholders. The Company has determined that EBP is a variable interest entity (“VIE”) because the holders of the equity investment at risk in EBP do not have the obligation to absorb its expected losses or receive its residual returns. Furthermore, the Company has determined that it is the primary beneficiary of the EBP because the Company has the power to direct the activities that most significantly impact its economic performance, namely the operation and maintenance of the significant assets of EBP. Accordingly, and pursuant to consolidation requirements under GAAP, the Company consolidates EBP. All intercompany transactions are eliminated in consolidation. All of EBP’s operating results are attributable to the noncontrolling interests in the Company’s consolidated statements of operations and all of their shareholders’ equity is reported separately from the Company’s shareholders’ equity in the Company’s consolidated balance sheets and consolidated statements of shareholders’ equity.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from the sale of vehicle replacement products and scrap when they are shipped or picked up by the customers and ownership has transferred, subject to an allowance for estimated returns and discounts that management estimates based upon historical information. Management analyzes historical returns (often pursuant to standard warranties on the sold products) and allowances activity by comparing the items returned to the original invoice amounts and dates. The Company uses this information to project future returns and allowances on products sold. If actual returns and allowances deviate from the Company’s historical experience, there could be an impact on its operating results in the period of occurrence. The Company has recorded a reserve for estimated returns, discounts and allowances of approximately $109,000 at March 31, 2015 and $104,000 at December 31, 2014, within accrued expenses and other current liabilities.

The Company presents taxes assessed by governmental authorities collected from customers on a net basis. Therefore, the taxes are excluded from revenue on the consolidated statements of operations and are shown as a current liability on the consolidated balance sheets until remitted. Revenue also includes amounts billed to customers for shipping and handling.

Revenue from the sale of separately priced extended warranty contracts is reported as deferred revenue and recognized ratably over the term of the contracts. Revenue from such extended warranty contracts was approximately $51,000 and $42,000 for the three months ended March 31, 2015 and 2014, respectively.

Cost of Goods Sold

Cost of goods sold primarily includes a) amounts paid for the purchase of vehicles, scrap, parts for resale and related products, b) related auction, storage and towing fees, and c) other costs of procurement and dismantling, primarily labor and overhead allocable to dismantling operations.

Operating Expenses

Operating expenses are primarily comprised of a) salaries and benefits of employees that are not related to the procurement and dismantling of vehicles, b) facility costs such as rent, utilities, insurance, repairs and taxes not allocated to dismantling operations, c) selling and marketing costs, d) costs to distribute the Company’s products and scrap and e) other general and administrative costs.

Concentrations

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The majority of cash and cash equivalents are maintained with several major financial institutions. The Company maintains its cash in bank deposit accounts which, at times, may exceed the insurance limits of the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts. Concentrations of credit risk with respect to accounts receivable are limited because a large number of customers make up the Company’s customer base. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

The Company primarily obtains its recycled OEM and related products from damaged, totaled or low value vehicles purchased at salvage auto auctions. For 2015 and 2014, substantially all of the vehicles purchased by the Company for dismantling were acquired at auctions run by two salvage auto auction companies.

Accounts Receivable and Allowance for Doubtful Accounts

In the normal course of business, the Company extends credit to customers after a review of each customer’s credit history. The Company recorded a reserve for uncollectible accounts of approximately $9,000 at March 31, 2015 and December 31, 2014. The reserve is based upon management’s assessment of the collectability of specific customer accounts, the aging of the accounts receivable and historical experience. Receivables are written off once collection efforts have been exhausted. Recoveries of accounts receivable previously written off are recorded when received.

Inventories

Inventories consist entirely of recycled OEM and aftermarket products, including car hulls and other materials that will be sold as scrap. Inventory costs are established based upon the price the Company pays for a vehicle, including auction, storage and towing fees, as well as expenditures for buying and dismantling vehicles. After dismantling, the cost assigned to the salvaged parts and scrap is determined using the average cost of sales percentage at the Company and applying that percentage to the Company’s inventory at expected selling prices. The average cost to sales percentage is derived from the Company’s historical vehicle profitability for salvage vehicles purchased at auction or procured from other sources.

For all inventories, carrying value is recorded at the lower of cost or market and is reduced to reflect the age of the products and current anticipated demand. If actual demand differs from the Company’s estimates, additional reductions to inventory carrying value would be necessary in the period such determination is made.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the useful life of an asset are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss thereon is recognized. Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives. Depreciation and amortization expense totaled approximately $29,000 and $27,000 for the three months ended March 31, 2015 and 2014, respectively. Approximately $838,000 and $847,000 of property and equipment, net of accumulated depreciation and amortization, was held by EBP as of March 31, 2015 and December 31, 2014, respectively.

Estimated useful lives are as follows:

Buildings	39 years
Building improvements	15 years
Equipment	3-10 years
Vehicles	5 years

The Company evaluates the recoverability of the carrying amount of property and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable based on an analysis of undiscounted cash flows. There were no such events or changes in the three months ended March 31, 2015 and 2014.

Income Taxes

The Company has elected to operate under Subchapter S of the Internal Revenue Code. EBP is taxed as a partnership. Accordingly, the shareholders report their share of the Company’s federal and most state taxable income or loss on their respective individual income tax returns.

The Company recognizes the benefits of uncertain tax positions taken or expected to be taken in tax returns in the provision for income taxes only for those positions that are more likely than not to be realized. The Company follows a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes. The Company had no unrecognized tax benefits as of March 31, 2015 or December 31, 2014, is generally no longer subject to examination in its primary tax jurisdictions for tax years through 2011 and is not currently subject to any audits or examinations. The Company’s policy is to include interest and penalties associated with income tax obligations in income tax expense.

Fair Value Measurements

Fair value of financial assets and liabilities are defined as the exchange price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market at the measurement date (exit price). The Company is required to classify fair value measurements in one of the following categories:

•	Level 1 - inputs which are defined as quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•	Level 2 - inputs which are defined as inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly.

•	Level 3 - inputs are defined as unobservable inputs for the assets or liabilities. Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Certain assets and liabilities are required to be recorded at fair value on either a recurring or non-recurring basis; however, the Company has no assets or liabilities that require recurring fair value measurements. Fair value is determined based on the exchange price that would be received for an asset or paid to transfer a liability in an orderly transaction between market participants.

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are carried at cost, which approximates fair value due to the short-term maturity of these instruments. The Company’s debt and shareholder note receivable are carried at cost and approximates fair value due to its variable or fixed interest rates, which are consistent with the interest rates in the market.

The Company may be required, on a non-recurring basis, to adjust the carrying value of the Company’s property and equipment. When necessary, these valuations are determined by the Company using Level 3 inputs. These assets are subject to fair value adjustments in certain circumstances, such as when there is evidence that impairment may exist. There have been no indicators of impairment during 2015 or 2014.

Recent Accounting Pronouncements

In February 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-02, Amendments to the Consolidation Analysis, which modifies the evaluation of VIEs, and affects the consolidation analysis of reporting entities involved with VIEs. This guidance for nonpublic entities is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company is currently evaluating the impact of adopting the new standard.

In August 2014, the FASB issued ASU No. 2014-15 which amends Accounting Standards Codification (“ASC”) Topic 205, Presentation of Financial Statements, to describe management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. This guidance will be effective for the Company’s fiscal year ended December 31, 2016. The Company does not expect adoption of this ASU to have a material impact on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. The guidance in this update supersedes nearly all existing revenue recognition guidance under U.S. GAAP and creates a single, principle-based revenue recognition framework that is codified in a new FASB ASC Topic 606. The core principle of this guidance is for the recognition of revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new revenue standard is effective for nonpublic entities’ annual reporting periods beginning after December 15, 2018. Early adoption is permitted for nonpublic entities. The new standard allows for either full retrospective or modified retrospective adoption. The Company is currently evaluating the transition method that will be elected and the potential effects of the adoption of the new standard on the consolidated financial statements.

In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which amends FASB Accounting Standards Codification (“ASC”) Topic 205, Presentation of Financial Statements, and FASB ASC Topic 360, Property, Plant, and Equipment. This standard amends the definition of a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. This guidance is effective on a prospective basis for annual periods beginning on or after December 15, 2014. The Company adopted this standard effective January 1, 2015. Adoption did not have a material impact on the Company’s consolidated financial statements.

Note 3. Accrued Expenses and Other Current Liabilities

The components of accrued expenses and other current liabilities are as follows:

	March 31, 2015	December 31, 2014
Accrued salaries and employee benefits	$61,772	$65,499
Reserve for returns and discounts	108,531	104,377
Other liabilities	1,513	9,071

Total accrued expenses and other current liabilities	$171,816	$178,947

Note 4. Debt

The Company’s long-term debt consisted of the following:

	March 31, 2015	December 31, 2014
Mortgage loan	$365,046	$375,251
Term loan	123,417	125,508
Notes payable	105,599	110,880

Total long-term debt	594,062	611,639
Less current portion	72,020	71,280

Long-term debt, net of current portion	$522,042	$540,359

The mortgage loan is a 15 year loan held by EBP, with an original amount of $587,000, entered into in October 2007 with a maturity date in December 2022. The loan had a fixed interest rate of 7.50% through November 2012 and now has a floating rate of 3.00 points over the 5-year Treasury bill rate fixed at each five year anniversary of the mortgage. This variable rate was 3.63% at March 31, 2015 and December 31, 2014. Principal and interest are payable monthly. The mortgage loan is secured by the property held by EBP.

The term loan is a 15 year loan that was entered into in May 2012 with an original amount borrowed of $155,000 and a maturity date in May 2027. The loan bears interest at a fixed rate of 5.75% through May 2017, and after that at a floating rate of 3.00 points over the weekly average yield on the 5-year Treasury bill rate at each five year anniversary date of the mortgage. Principal and interest are payable monthly. The loan is secured by the assets of the Company. This loan was repaid in full in May 2015, prior to the close of the acquisition.

Notes payable consist of the following:

•	a five year term loan, with an original amount of $116,118, for a piece of equipment entered into in September 2014, which bears interest at a fixed rate of 4.50% through September 2019. Principal and interest are paid monthly. The loan is secured by the equipment. This loan was repaid in full in May 2015, prior to the close of the acquisition.

•	a six year term loan, with an original amount of $54,472, for a piece of equipment entered into in January 2009, which bears interest at a fixed rate of 6.25%. Principal and interest were paid monthly. This loan was repaid in full in January 2014.

•	a five year term loan, with an original amount of $74,600, for a piece of equipment entered into in October 2009, which bears interest at a fixed rate of 4.99% through October 2014. Principal and interest were paid monthly. This loan was repaid in full in August 2014.

•	a five year term loan, with an original amount of $82,750, for a piece of equipment entered into in September 2009, which bears interest at a fixed rate of 5.25% through September 2014. Principal and interest were paid monthly. This loan was repaid in full in September 2014.

None of the long-term debt described above contained financial covenants as of March 31, 2015 and December 31, 2014.

The aggregate annual principal payments for the next five years and thereafter of long-term debt at March 31, 2015 are summarized as follows:

Year ended December 31,
2015 (remainder of year)	$53,703
2016	74,289
2017	77,429
2018	80,706
2019	77,609
Thereafter	230,326

Total	$594,062

Line of Credit

The Company has a line of credit with Watertown Savings Bank which requires renewal in September 2015. The line has a borrowing capacity of $100,000. Interest on any outstanding balance was payable monthly at a fixed rate of 6.00% through November 2012, and at a floating rate of prime plus 0.50% through March 31, 2015 (effective rate of 3.75% at March 31, 2015). There were no amounts outstanding on this line of credit as of March 31, 2015 or December 31, 2014.

Note 5. Commitments and Contingencies

Operating Lease

Rental expense for operating leases was approximately $5,000 and $2,000 during the three months ended March 31, 2015 and 2014, respectively. Future minimum lease commitments under operating leases are insignificant.

Environmental and Related Contingencies

The Company is subject to a variety of environmental and pollution control laws and regulations incident to the ordinary course of business. The Company currently expects that the resolution of any potential contingencies arising from compliance with these laws and regulations will not materially affect the Company’s financial position, results of operations or cash flows.

Note 6. Shareholder Notes Receivable

In 2012, after borrowing an equal amount of funds under the term loan described in Note 4, the Company loaned one of its shareholders $155,000 in the form of a note receivable. Interest on the note is fixed at 5.75%, and, along with the principal, is payable monthly through maturity in May 2027. The total outstanding balance on the note, including current portion included in other current assets, was approximately $123,000 and $126,000 at March 31, 2015 and December 31, 2014, respectively. Interest income was approximately $2,000 for the three months ended March 31, 2015 and 2014. This notes receivable was satisfied in full in May 2015, prior to the close of the acquisition.

Note 7. Employee Benefit Plans

The Company provides a defined contribution plan covering eligible employees, which includes matching and discretionary profit sharing contributions. Company contributions to this plan were approximately $1,000 for the three months ended March 31, 2015 and 2014.

Note 8. Subsequent Event

The Company has evaluated subsequent events through August 4, 2015, which is the date these consolidated financial statements were available to be issued. All subsequent events requiring recognition or disclosure have been incorporated into these consolidated financial statements.

As described in Note 1, on May 19, 2015, the Company was purchased by Fenix Parts, Inc. (“Fenix”) for an approximate purchase price of $8.9 million, subject to working capital and other adjustments. EBP was not purchased, but the owners of EBP entered into a lease agreement with Fenix for certain properties on which Fenix now conducts its automotive recycling business. Also, the Company paid off the debt described in Note 4 prior to the acquisition by Fenix.

Green Oak Investments LLC d/b/a GO Auto Recycling

UNAUDITED CONDENSED BALANCE SHEETS

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$297,164	$108,858
Accounts receivable, net of allowance	496,782	463,874
Inventories	1,380,253	1,395,561
Prepaid expenses and other current assets	20,541	91,861

Total current assets	2,194,740	2,060,154
PROPERTY AND EQUIPMENT
Land and improvements	1,722,848	1,722,848
Buildings	160,205	160,205
Equipment	224,626	217,946
Trucks and trailers	80,857	79,306
Accumulated depreciation	(129,128)	(119,727)

Property and equipment, net	2,059,408	2,060,578

TOTAL ASSETS	$4,254,148	$4,120,732

LIABILITIES AND MEMBERS’ INTEREST
LIABILITIES
Accounts payable	$521,353	$292,149
Accrued expenses and other current liabilities	310,589	330,999
Deferred warranty revenue, current	230,751	210,283
Current portion of long-term debt (including related party)	48,522	43,970
Related party line of credit	120,000	120,000

Total current liabilities	1,231,215	997,401
NON-CURRENT LIABILITIES
Deferred warranty revenue, net of current portion	253,509	217,793
Long-term debt, net of current portion (including related party)	888,607	882,612

Total liabilities	2,373,331	2,097,806

COMMITMENTS AND CONTINGENCIES

MEMBERS’ INTEREST
Members’ interest	790,000	790,000
Retained earnings	1,090,817	1,232,926

Total Members’ interest	1,880,817	2,022,926

TOTAL LIABILITIES AND MEMBERS’ INTEREST	$4,254,148	$4,120,732

The accompanying notes to the unaudited condensed financial statements are an integral part of these statements.

Green Oak Investments LLC d/b/a GO Auto Recycling

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Net revenues	$2,560,736	$2,114,716
Cost of goods sold	1,735,294	1,445,121

Gross profit	825,442	669,595
Operating expenses	783,278	709,020

Income (loss) from operations	42,164	(39,425)
Interest expense	(13,262)	(13,998)
Other expense (income)	84	(62)

NET INCOME (LOSS)	$28,818	$(53,361)

The accompanying notes to the unaudited condensed financial statements are an integral part of these statements.

Green Oak Investments LLC d/b/a GO Auto Recycling

UNAUDITED CONDENSED STATEMENTS OF MEMBERS’ INTEREST

	Members’ interest	Retained earnings	Total members’ interest
Balance at January 1, 2015	$790,000	$1,232,926	$2,022,926
Net income	—	28,818	28,818
Members’ distributions	—	(170,927)	(170,927)

Balance at March 31, 2015	$790,000	$1,090,817	$1,880,817

Balance at January 1, 2014	$790,000	$1,143,599	$1,933,599
Net loss	—	(53,361)	(53,361)

Balance at March 31, 2014	$790,000	1,090,238	1,880,238

The accompanying notes to the unaudited condensed financial statements are an integral part of these statements.

Green Oak Investments LLC d/b/a GO Auto Recycling

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Cash flows from operating activities
Net income (loss)	$28,818	$(53,361)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation expense	9,400	8,266
Change in assets and liabilities
Accounts receivable	(32,907)	(35,335)
Inventories	15,308	(84,474)
Prepaid expenses and other current assets	71,321	(78,520)
Related party advances	—	79,464
Account payable	229,204	113,537
Accrued expenses and other current liabilities	(20,411)	86,825
Deferred warranty revenue	56,184	53,601

Net cash provided by operating activities	356,917	90,003

Cash flows from investing activities
Capital expenditures	(8,230)	(35,668)

Net cash used in investing activities	(8,230)	(35,668)

Cash flows from financing activities
Note payable payments	(11,454)	(55,916)
Note payable borrowings	22,000	28,015
Members’ distributions	(170,927)	—

Net cash used in financing activities	(160,381)	(27,901)

Increase in cash and cash equivalents	188,306	26,434
Cash and cash equivalents, beginning of period	108,858	296,200

Cash and cash equivalents, end of period	$297,164	$322,634

Supplemental cash flow disclosures:
Cash paid for interest	$11,670	$14,301

The accompanying notes to the unaudited condensed financial statements are an integral part of these statements.

Green Oak Investments LLC d/b/a GO Auto Recycling

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1. Nature of Operations

Green Oak Investments LLC d/b/a GO Auto Recycling (the “Company”), a Delaware corporation, engages primarily in auto recycling, which is the recovery and resale of original equipment manufacturer (“OEM”) and aftermarket parts, components and systems, such as engines, transmissions, door assemblies, trunk lids, lights and fenders (referred to as “products”) reclaimed from damaged, totaled or low value vehicles. The Company purchases its vehicles primarily at auto salvage auctions. Upon receipt of vehicles, the Company inventories and then dismantles the vehicles and sells the recycled components. In addition, the Company purchases recycled OEM and related products from third parties for resale and distribution to its customers. The Company’s customers include collision repair shops (body shops), mechanical repair shops, auto dealerships and individual retail customers. The Company also generates a portion of its revenue from the sale as scrap of the unusable parts and materials and from the sale of extended warranty contracts. The Company operates a full-service recycling facility in Jacksonville, Florida.

On May 19, 2015, the Company, except for certain property assets, was acquired by Fenix Parts, Inc. As part of the acquisition, Fenix Parts, Inc. also acquired a 5% interest in Go Pull-It, LLC (see Note 6), a company under common control, and an option to purchase the remaining 95% interest.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

These unaudited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, without audit, pursuant to the rules and regulations of United States Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures typically included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto as of and for the year ended December 31, 2014 included in Fenix Parts, Inc.’s prospectus dated May 14, 2015. The Company continues to follow the accounting policies set forth in those financial statements. Management believes that these interim financial statements include all adjustments, normal and recurring in nature, that are necessary to present fairly the financial position of the Company as of March 31, 2015 and the results of its operations and cash flows for the three months ended March 31, 2015 and 2014. Interim results are not necessarily indicative of annual results.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from the sale of vehicle replacement products and scrap when they are shipped or picked up by the customers and ownership has transferred, subject to an allowance for estimated returns, discounts and allowances that management estimates based upon historical information. Management analyzes historical returns (often pursuant to standard warranties on the sold products) and allowances activity by comparing the items to the original invoice amounts and dates. The Company uses this information to project returns and allowances on products sold. If actual returns and allowances are higher than the Company’s historical experience, there would be an adverse impact on its operating results in the period of occurrence. The Company has recorded a reserve for estimated returns, discounts and allowances of approximately $133,000 and $107,000 at March 31, 2015 and December 31, 2014, respectively, within accrued expenses and other current liabilities.

The Company presents taxes assessed by governmental authorities collected from customers on a net basis. Therefore, the taxes are excluded from revenue on the statements of operations and are shown as a current liability on the balance sheets until remitted. Revenue also includes amounts billed to customers for shipping and handling.

Revenue from the sale of separately priced extended warranty contracts is reported as deferred revenue and recognized ratably over the term of the contracts. Revenue from such extended warranty contracts was approximately $60,000 and $33,000 for the three months ended March 31, 2015 and 2014, respectively.

Cost of Goods Sold

Cost of goods sold primarily includes a) amounts paid for the purchase of vehicles and parts for resale, b) related auction, storage and towing fees, and c) other cost of procurement and dismantling, primarily labor and overhead allocable to dismantling operations.

Operating Expenses

Operating expenses are primarily comprised of a) salaries and benefits of employees that are not related to the procurement and dismantling of vehicles, b) facility costs such as rent, utilities, insurance, repairs and taxes not allocated to dismantling operations, c) selling and marketing costs, d) costs to distribute products and scrap and e) other general and administrative costs.

Accounts Receivable and Allowance for Doubtful Accounts

In the normal course of business, the Company extends credit to customers after a review of each customer’s credit history. The Company recorded a reserve for uncollectible accounts of approximately $27,000 and $35,000 at March 31, 2015 and December 31, 2014, respectively. The reserve is based upon the aging of the accounts receivable, the Company’s assessment of the collectability of specific customer accounts and historical experience. Receivables are written off once collection efforts have been exhausted, and recoveries of accounts receivable previously written off are recorded when received.

Concentrations

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The majority of cash and cash equivalents are maintained with major financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of customers make up the Company’s customer base. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

The Company primarily obtains its recycled OEM and related products from damaged, totaled or low value vehicles purchased at salvage auto auctions. For 2015 and 2014, substantially all of the vehicles purchased by the Company for dismantling were acquired at auctions run by two salvage auto auction companies.

Inventories

Inventories consist entirely of recycled OEM and aftermarket products, including car hulls and other materials that will be sold as scrap. Inventory costs are established based upon the price the Company pays for a vehicle, including auction, storage and towing fees, as well as expenditures for buying and dismantling vehicles. After dismantling, the cost assigned to the salvaged parts and scrap is determined using the average cost of sales percentage at the Company and applying that percentage to the Company’s inventory at expected selling prices. The average cost to sales percentage is derived from the Company’s historical vehicle profitability for salvage vehicles purchased at auction or procured from other sources.

For all inventories, carrying value is recorded at the lower of cost or market and is reduced to reflect the age of the products and current anticipated demand. If actual demand differs from the Company’s estimates, additional reductions to inventory carrying value would be necessary in the period such determination is made.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged against operations as incurred. Renewals and betterments that materially extend the useful life of an asset are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation are removed from the accounts and the resulting gain or loss thereon is recognized. Depreciation is calculated using the straight-line method over the assets’ estimated useful lives. Depreciation totaled approximately $9,400 and $8,300 for the three months ended March 31, 2015 and 2014, respectively.

Estimated useful lives are as follows:

Buildings	39 years
Equipment	10 years
Computer servers	5 years
Trucks and trailers	5 years

The Company evaluates the recoverability of the carrying amount of property and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable based on an analysis of undiscounted cash flows. There were no such events or changes in the three months ended March 31, 2015 or 2014.

Income Taxes

The Company has elected to be taxed as a partnership under the Internal Revenue Code. Accordingly, the members report their share of the Company’s federal and state taxable income or loss on their respective individual income tax returns.

The Company recognizes the benefits of uncertain tax positions taken or expected to be taken in tax returns in the provision for income taxes only for those positions that are more likely than not to be realized. The Company follows a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes. The Company has no unrecognized tax benefits as of March 31, 2015 or December 31, 2014. The Company is generally no longer subject to examination in its primary tax jurisdictions for tax years through 2011 and is not currently subject to any audits or examinations. Should any interest or penalties accrue on uncertain tax positions, the Company would record such expense in income tax expense.

Fair Value Measurements

Fair value of financial assets and liabilities are defined as the exchange price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market at the measurement date (exit price). The Company is required to classify fair value measurements in one of the following categories:

•	Level 1 - inputs which are defined as quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•	Level 2 - inputs which are defined as inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly.

•	Level 3 - inputs are defined as unobservable inputs for the assets or liabilities. Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Certain assets and liabilities are required to be recorded at fair value on either a recurring or non-recurring basis; however, the Company has no assets or liabilities that require recurring fair value measurements. Fair value is determined based on the exchange price that would be received for an asset or paid to transfer a liability in an orderly transaction between market participants.

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are carried at cost, which approximates fair value due to the short-term maturity of these instruments. The Company’s debt is carried at cost and approximates fair value due to its variable or fixed interest rates, which are consistent with the interest rates in the market.

The Company may be required, on a non-recurring basis, to adjust the carrying value of its property and equipment. When necessary, these valuations are determined by the Company using Level 3 inputs. These assets are subject to fair value adjustments in certain circumstances, such as when there is evidence that impairment may exist. There have been no indicators of impairment during 2015 or 2014.

Recent Accounting Pronouncements

In February 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-02, Amendments to the Consolidation Analysis, which modifies the evaluation of variable interest entities (“VIEs”), and affects the consolidation analysis of reporting entities involved with VIEs. This guidance for nonpublic entities is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company does not expect adoption of this ASU to have a material impact on its financial statements.

In August 2014, the FASB issued ASU No. 2014-15 which amends Accounting Standards Codification (“ASC”) Topic 205, Presentation of Financial Statements, to describe management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. This guidance will be effective for the Company’s fiscal year ended December 31, 2016. The Company does not expect adoption of this ASU to have a material impact on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. The guidance in this update supersedes nearly all existing revenue recognition guidance under U.S. GAAP and creates a single, principle-based revenue recognition framework that is codified in a new FASB ASC Topic 606. The core principle of this guidance is for the recognition of revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new revenue standard is effective for nonpublic entities’ annual reporting periods beginning after December 15, 2018. Early adoption is permitted for nonpublic entities. The new standard allows for either full retrospective or modified retrospective adoption. The Company is currently evaluating the transition method that will be elected and the potential effects of the adoption of the new standard on its financial statements.

In April 2014, FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which amends FASB ASC Topic 205, Presentation of Financial Statements, and FASB ASC Topic 360, Property, Plant, and Equipment. This standard amends the definition of a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. This guidance is effective on a prospective basis for annual periods beginning on or after December 15, 2014. The Company adopted this standard effective January 1, 2015. Adoption did not have a material impact on the Company’s financial statements.

Note 3. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	March 31, 2015	December 31, 2014
Deferred revenue, non warranty	$—	$54,150
Reserve for sales returns	133,000	106,499
Accrued employee costs	59,594	63,233
Accrued interest	15,381	13,788
Accrued other	102,614	93,329

Total accrued expenses and other current liabilities	$310,589	$330,999

Note 4. Long-term Debt

Long-term debt consisted of the following:

	March 31, 2015	December 31, 2014
Related party mortgage	$885,688	$894,344
Synovus Bank equipment loans	51,441	32,238

Total debt	937,129	926,582
Less current portion	48,522	43,970

Long-term debt, net of current portion	$888,607	$882,612

See Note 6 for a description of the related party mortgage.

During 2014, the Company satisfied three of its 5-year term equipment loans, and entered into one new 5-year term equipment loan at a fixed rate of 4.75%, secured by the underlying equipment. At December 31, 2013, the Synovus Bank equipment loans included four 5-year term loans used to fund the purchase of several different vehicles and equipment. The four loans bore interest at fixed rates of 4.15% or 4.50%, were due in 2018 with monthly installments of principal and interest and were secured by the underlying vehicles and equipment. These loans were further secured by personal guarantees of two of the members of the Company. Three of these loans were entered into on behalf of, and then advanced to, the related party described in Note 6. The vehicles and equipment underlying such loans are recorded on the related party’s financial statements. In the quarter ended March 31, 2015, the Company entered into another 5-year term equipment loan at a fixed rate of 4.75%.

The Company also has a revolving line of credit with Synovus Bank which was established on June 7, 2012 and provides for a maximum borrowing of $200,000 and expires on June 7, 2017. Future advances are at the lender’s discretion. The line of credit bears interest at a fixed annual rate of 5.0% until the index rate changes as defined in the credit agreement. This line of credit is secured by the accounts receivable and inventories of the Company, and is further secured by personal guarantees of two of the members of the Company. There were no borrowings under this line of credit as of March 31, 2015 and December 31, 2014.

The aggregate annual principal payments for the next five years and thereafter under the Company’s long-term debt at March 31, 2015, are summarized as follows:

Years
2015 (remainder of year)	$36,165
2016	50,338
2017	51,934
2018	50,580
2019	48,745
Thereafter	699,367

Total	$937,129

Note 5. Commitments and Contingencies

Environmental and Related Contingencies

The Company is subject to a variety of environmental and pollution control laws and regulations incident to the ordinary course of business. The Company currently expects that the resolution of any potential contingencies arising from compliance with these laws and regulations will not materially affect the Company’s financial position, results of operations or cash flows.

Note 6. Related-party Transactions

GO Pull-It LLC

GO Pull-It LLC (“LLC”) was organized in 2012 by the owners of the Company and operates a self-service auto parts business. The Company has no direct ownership or voting rights in LLC. The Company has determined that LLC is a VIE as it has required subordinated financial support for its operations, including the Company’s loans and guarantee described below. However, the Company has no other business activities with LLC and its loans and guarantee are significantly smaller than the amount of equity, loans and guarantees made directly by certain of the Company’s members who are also the majority members of LLC. Accordingly, the Company determined that certain of the members of the Company and LLC were more closely related to LLC than was the Company itself. As such, the Company does not deem itself to be the primary beneficiary of LLC and does not consolidate LLC.

In 2013, after borrowing an equal amount of funds under the equipment loans described in Note 4, the Company loaned approximately $79,000 to LLC. Interest on the notes was at fixed rates of 4.15% or 4.50%, and, along with the principal, was payable monthly through 2018. The notes were satisfied in 2014. Additionally, the Company guarantees another LLC note payable with outstanding balances of $103,000 and $109,000 at March 31, 2015 and December 31, 2014, respectively. The Company does not expect to incur any losses under this guarantee.

The Company had sales to LLC of $18,100 and $56,000 for the three months ended March 31, 2015 and 2014, respectively. The Company had purchases from LLC of $4,000 and $11,500 for the three months ended March 31, 2015 and 2014, respectively. In addition, at March 31, 2015 and December 31, 2014, the Company had receivables of $7,200 and $30,000, respectively, from LLC which were included within accounts receivable. At March 31, 2015 and December 31, 2014, the Company owed $4,500 and $2,000, respectively, to LLC which were included within accounts payable.

Mervis Industries (“Mervis”)

Mervis indirectly owns a significant portion of the Company. In addition to the below debt, the Company paid fees of approximately $7,500 to Mervis for accounting and other services in the three months ended March 31, 2015 and 2014.

The mortgage due to Mervis is a term loan due in monthly installments of $6,600 with 5.0% annual fixed interest, due through August 2031. The loan is secured by the underlying property. Interest expense on this debt was approximately $11,500 and $11,100 for the three months ended March 31, 2015 and 2014, respectively.

The Company also has a line of credit with Mervis. The line has a borrowing capacity of $200,000 and is due on demand. The line is unsecured and does not have any covenants. The balance of the related party line of credit was $120,000 at March 31, 2015 and December 31, 2014. Interest expense on this debt was approximately $1,500 and $1,500 for the three months ended March 31, 2015 and 2014, respectively.

Note 7. Subsequent Events

The Company has evaluated subsequent events through August 4, 2015, which is the date these financial statements were available to be issued. All subsequent events requiring recognition or disclosure have been incorporated into these financial statements.

As described in Note 1, on May 19, 2015, the Company was purchased by Fenix Parts, Inc. (“Fenix”) for an approximate purchase price of $6.9 million, subject to working capital and other adjustments. Certain property assets of the Company were not purchased, but the owners of the Company, prior to the Fenix purchase, entered into a lease agreement with Fenix for the use of these property assets on which Fenix now conducts its automotive recycling business. Also, the Company paid off all the debt described in Note 4 prior to the acquisition by Fenix.

Jerry Brown, Ltd.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$725,199	$362,343
Accounts receivable, net of allowance	787,807	575,795
Inventories	3,908,092	4,574,440
Prepaid expenses and other current assets	45,937	39,087

Total current assets	5,467,035	5,551,655
PROPERTY AND EQUIPMENT
Land	341,176	341,176
Land improvements	682,405	682,405
Buildings	2,553,287	2,549,882
Vehicles	692,867	692,867
Machinery and equipment	1,096,750	1,096,745
Computer equipment	115,541	115,541
Leasehold improvements	399,991	399,991
Office furniture and fixtures	740,221	737,492
Accumulated depreciation and amortization	(2,424,450)	(2,328,435)

Property and equipment, net	4,197,788	4,287,664

TOTAL ASSETS	$9,664,823	$9,839,329

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$430,938	$530,532
Accrued expenses and other current liabilities	292,242	387,602
Deferred warranty revenue, current	95,161	42,297
Current portion of long-term debt	170,514	219,695

Total current liabilities	988,855	1,180,126

NON-CURRENT LIABILITIES
Reserve for uncertain tax positions	1,837,421	1,811,305
Deferred warranty revenue, net of current portion	47,426	85,991
Long-term debt, net of current portion (including related party)	1,436,775	1,482,883

Total non-current liabilities	3,321,622	3,380,179

TOTAL LIABILITIES	4,310,477	4,560,305

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY

Common stock, no par value; 200 shares authorized, issued and outstanding as of March 31, 2015 and December 31, 2014	—	—
Additional paid-in capital	94,453	94,453
Retained earnings	4,947,108	4,876,453

Total Jerry Brown Ltd. shareholders’ equity	5,041,561	4,970,906

Noncontrolling interest	312,785	308,118

Total shareholders’ equity	5,354,346	5,279,024

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,664,823	$9,839,329

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Jerry Brown, Ltd.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Net revenues	$4,225,113	$3,541,795

Cost of goods sold	2,928,526	2,485,996

Gross profit	1,296,587	1,055,799

Operating expenses	1,148,776	775,611

Income from operations	147,811	280,188

Interest income	1,525	720
Interest expense	(17,898)	(14,801)

Income before income tax provision	131,438	266,107

Income tax provision	26,116	25,994

Net income	105,322	240,113

Net income attributable to noncontrolling interests	34,667	36,125

Net income attributable to Jerry Brown, Ltd.	$70,655	$203,988

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Jerry Brown, Ltd.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common stock		Additional paid-in	Retained earnings	Noncontrolling interest	Total shareholders’ equity
	Shares	Amount	capital
Balance at January 1, 2015	200	$—	$94,453	$4,876,453	$308,118	$5,279,024
Net income	—	—	—	70,655	34,667	105,322
Shareholders’ distributions	—	—	—	—	(30,000)	(30,000)

Balance at March 31, 2015	200	$—	$94,453	$4,947,108	$312,785	$5,354,346

	Common stock		Additional paid-in	Retained earnings	Noncontrolling interest	Total shareholders’ equity
	Shares	Amount	capital
Balance at January 1, 2014	200	$—	$94,453	$4,662,063	$325,582	$5,082,098
Net income	—	—	—	203,988	36,125	240,113
Shareholders’ distributions	—	—	—	(60,000)	(102,000)	(162,000)

Balance at March 31, 2014	200	$—	$94,453	$4,806,051	$259,707	$5,160,211

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Jerry Brown, Ltd.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Cash flows from operating activities:
Net income	$105,322	$240,113
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	96,010	85,478
Provision for uncertain tax positions	26,116	25,995
Change in assets and liabilities
Accounts receivable	(212,012)	(100,156)
Inventories	666,348	462,794
Prepaid expenses and other assets	(6,852)	62,686
Income tax receivable	—	3,856
Accounts payable	(99,594)	(231,484)
Accrued expenses and other current liabilities	(95,360)	(52,265)
Deferred warranty revenue	14,299	6,964

Net cash provided by operating activities	494,277	503,981

Cash flows from investing activities
Capital expenditures	(6,134)	(329,325)

Net cash used in investing activities	(6,134)	(329,325)

Cash flows from financing activities
Notes payable payments	(95,287)	—
Notes payable borrowings	—	290,175
Shareholders’ distributions	(30,000)	(162,000)

Net cash (used in) provided by financing activities	(125,287)	128,175

Increase in cash and cash equivalents	362,856	302,831
Cash and cash equivalents, beginning of period	362,343	302,712

Cash and cash equivalents, end of period	$725,199	$605,543

Supplemental cash flow disclosures:
Cash paid for interest	$17,898	$14,801

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Jerry Brown, Ltd.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Operations

Jerry Brown, Ltd. (the “Company”), a New York corporation, engages primarily in auto recycling, which is the recovery and resale of original equipment manufacturer (“OEM”) and aftermarket parts, components and systems, such as engines, transmissions, door assemblies, trunk lids, lights and fenders, (referred to as “products”) reclaimed from damaged, totaled or low value vehicles. The Company purchases its vehicles primarily at auto salvage auctions. Upon receipt of vehicles, the Company inventories the vehicles then dismantles and sells the recycled components. In addition, the Company purchases recycled OEM parts, new parts and related products from third parties for resale and distribution to its customers. The Company’s customers include collision repair shops (body shops), mechanical repair shops, auto dealerships and individual retail customers. The Company also generates a portion of revenue from the scrap sales of the unusable parts and materials and from the sale of extended warranty contracts. The Company operates a full-service recycling facility in Queensbury, New York.

On May 19, 2015, the Company was acquired by Fenix Parts, Inc. The acquisition did not include the capital stock of the LLCs (as defined below).

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, without audit, pursuant to the rules and regulations of United States Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures typically included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company and the notes thereto as of and for the year ended December 31, 2014 included in Fenix Parts, Inc.’s prospectus dated May 14, 2015. The Company continues to follow the accounting policies set forth in those consolidated financial statements. Management believes that these consolidated interim financial statements include all adjustments, normal and recurring in nature, that are necessary to present fairly the financial position of the Company as of March 31, 2015 and the results of its operations and cash flows for the three months ended March 31, 2015 and 2014. Interim results are not necessarily indicative of annual results. All significant intercompany balances and transactions have been eliminated.

The consolidated financial statements include the accounts of SBLB Properties, LLC, SBLB Properties II, LLC, and JBAP Properties LLC (collectively the “LLCs”), the lessors of the premises from which the Company operates. The LLCs are wholly-owned by the Company’s shareholders. The Company has determined that the LLCs are variable interest entities (“VIEs”) because the holders of the equity investment at risk in these three entities do not have the obligation to absorb their expected losses or receive their residual returns. Furthermore, the Company has determined that it is the primary beneficiary of the LLCs because the Company has the power to direct the activities that most significantly impact the LLCs’ economic performance, namely the operation and maintenance of the significant assets of the LLCs. Accordingly, and pursuant to consolidation requirements under GAAP, the Company consolidates the LLCs. All intercompany transactions are eliminated in consolidation. All of the LLCs operating results are attributable to the non-controlling interests in the Company’s consolidated statements of operations and all of their shareholders’ equity is reported separately from the Company’s shareholders’ equity in the Company’s consolidated balance sheets and consolidated statements of shareholders’ equity.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from the sale of vehicle replacement products and scrap when they are shipped or picked up by the customers and ownership has transferred, subject to an allowance for estimated returns and discounts that management estimates based upon historical information. Management analyzes historical returns (often pursuant to standard warranties on the sold products) and allowances activity by comparing the items returned to the original invoice amounts and dates. The Company uses this information to project future returns and allowances on products sold. If actual returns and allowances deviate from the Company’s historical experience, there could be an impact on its operating results in the period of occurrence. The Company has recorded a reserve for estimated returns, discounts and allowances of approximately $131,000 at March 31, 2015 and $57,000 at December 31, 2014 within accrued expenses and other current liabilities.

The Company presents taxes assessed by governmental authorities collected from customers on a net basis. Therefore, the taxes are excluded from revenue on the consolidated statements of operations and are shown as a current liability on the consolidated balance sheets until remitted. Revenue also includes amounts billed to customers for shipping and handling.

Revenue from the sale of separately priced extended warranty contracts is reported as deferred revenue and recognized ratably over the term of the contracts. Revenue from such extended warranty contracts was approximately $37,000 for the three months ended March 31, 2015 and $35,000 for the three months ended March 31, 2014.

Cost of Goods Sold

Cost of goods sold primarily includes a) amounts paid for the purchase of vehicles, scrap, parts for resale and related products, b) related auction, storage and towing fees, and c) other costs of procurement and dismantling, primarily labor and overhead allocable to dismantling operations.

Operating Expenses

Operating expenses are primarily comprised of a) salaries and benefits of employees that are not related to the procurement and dismantling of vehicles, b) facility costs such as rent, utilities, insurance, repairs and taxes not allocated to dismantling operations, c) selling and marketing costs, d) costs to distribute the Company’s products and scrap and e) other general and administrative costs.

Concentrations

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The majority of cash and cash equivalents are maintained with several major financial institutions. The Company maintains its cash in bank deposit accounts which, at times, may exceed the insurance limits of the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts. Concentrations of credit risk with respect to accounts receivable are limited because a large number of customers make up the Company’s customer base. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

The Company primarily obtains its recycled OEM and related products from damaged, totaled or low value vehicles purchased at salvage auto auctions. For 2015 and 2014, substantially all of the vehicles purchased by the Company for dismantling were acquired at auctions run by two salvage auto auction companies.

Accounts Receivable and Allowance for Doubtful Accounts

In the normal course of business, the Company extends credit to customers after a review of each customer’s credit history. The Company recorded a reserve for uncollectible accounts of approximately $8,000 at March 31, 2015 and $20,000 as of December 31, 2014. The reserve is based upon management’s assessment of the collectability of specific customer accounts, the aging of the accounts receivable and historical experience. Receivables are written off once collection efforts have been exhausted. Recoveries of accounts receivable previously written off are recorded when received.

Inventories

Inventories consist entirely of recycled OEM and aftermarket products, including car hulls and other materials that will be sold as scrap. Inventory costs are established based upon the price the Company pays for a vehicle, including auction, storage and towing fees, as well as expenditures for buying and dismantling vehicles. After dismantling, the cost assigned to the salvaged parts and scrap is determined using the average cost of sales percentage at the Company and applying that percentage to the Company’s inventory at expected selling prices. The average cost to sales percentage is derived from the Company’s historical vehicle profitability for salvage vehicles purchased at auction or procured from other sources.

For all inventories, carrying value is recorded at the lower of cost or market and is reduced to reflect the age of the products and current anticipated demand. If actual demand differs from the Company’s estimates, additional reductions to inventory carrying value would be necessary in the period such determination is made.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the useful life of an asset are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss thereon is recognized. Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives. Depreciation and amortization expense totaled approximately $96,000 and $85,000 for the three months ended March 31, 2015 and 2014, respectively. Approximately $351,000 and $353,000 of property and equipment, net of accumulated depreciation and amortization, was held by the LLCs as of March 31, 2015 and December 31, 2014, respectively.

Estimated useful lives are as follows:

Land improvements	15 years
Buildings	39 years
Vehicles	5 years
Machinery and equipment	10 years
Computer equipment	3-5 years
Office furniture and fixtures	7 years
Leasehold improvements	10-15 years or life of lease, if shorter

The Company evaluates the recoverability of the carrying amount of property and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable based on an analysis of undiscounted cash flows. There were no such events or changes in the three months ended March 31, 2015 and 2014.

Income Taxes

The Company has elected to operate under Subchapter S of the Internal Revenue Code. Accordingly, the shareholders and the LLCs’ owners report their share of the Company’s federal and most state taxable income or loss on their respective individual income tax returns.

The Company recognizes the benefits of uncertain tax positions taken or expected to be taken in tax returns in the provision for income taxes only for those positions that are more likely than not to be realized. The Company follows a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes. The Company’s policy is to include interest and penalties associated with income tax obligations in income tax expense.

Fair Value Measurements

Fair value of financial assets and liabilities are defined as the exchange price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market at the measurement date (exit price). The Company is required to classify fair value measurements in one of the following categories:

•	Level 1 - inputs which are defined as quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•	Level 2 - inputs which are defined as inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly.

•	Level 3 - inputs are defined as unobservable inputs for the assets or liabilities. Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Certain assets and liabilities are required to be recorded at fair value on either a recurring or non-recurring basis; however, the Company has no assets or liabilities that require recurring fair value measurements. Fair value is determined based on the exchange price that would be received for an asset or paid to transfer a liability in an orderly transaction between market participants.

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are carried at cost, which approximates fair value due to the short-term maturity of these instruments. The Company’s debt and shareholder note receivable are carried at cost and approximates fair value due to its variable or fixed interest rates, which are consistent with the interest rates in the market.

The Company may be required, on a non-recurring basis, to adjust the carrying value of the Company’s property and equipment. When necessary, these valuations are determined by the Company using Level 3 inputs. These assets are subject to fair value adjustments in certain circumstances, such as when there is evidence that impairment may exist. There have been no indicators of impairment during 2015 or 2014.

Recent Accounting Pronouncements

In February 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-02, Amendments to the Consolidation Analysis, which modifies the evaluation of VIEs, and affects the consolidation analysis of reporting entities involved with VIEs. This guidance for nonpublic entities is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company is currently evaluating the impact of adopting the new standard.

In August 2014, the FASB issued ASU No. 2014-15 which amends Accounting Standards Codification (“ASC”) Topic 205, Presentation of Financial Statements, to describe management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. This guidance will be effective for the Company’s fiscal year ended December 31, 2016. The Company does not expect adoption of this ASU to have a material impact on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. The guidance in this update supersedes nearly all existing revenue recognition guidance under U.S. GAAP and creates a single, principle-based revenue recognition framework that is codified in a new FASB ASC Topic 606. The core principle of this guidance is for the recognition of revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new revenue standard is effective for nonpublic entities’ annual reporting periods beginning after December 15, 2018. Early adoption is permitted for nonpublic entities. The new standard allows for either full retrospective or modified retrospective adoption. The Company is currently evaluating the transition method that will be elected and the potential effects of the adoption of the new standard on the consolidated financial statements.

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which amends FASB Accounting Standards Codification (“ASC”) Topic 205, Presentation of Financial Statements, and FASB ASC Topic 360, Property, Plant, and Equipment. This standard amends the definition of a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. This guidance is effective on a prospective basis for annual periods beginning on or after December 15, 2014. The Company adopted this standard effective January 1, 2015. Adoption did not have a material impact on the Company’s consolidated financial statements.

Reclassifications

Reclassifications of prior period amounts have been made to conform period presentation. The reclassifications have no impact on net income.

Note 3. Accrued Expenses and Other Current Liabilities

The components of accrued expenses and other current liabilities are as follows:

	March 31, 2015	December 31, 2014
Compensation	$125,337	$325,367
Accrued sales and use taxes payables	36,190	5,715
Sales returns, discounts & allowances reserve	130,715	56,520

Total accrued expenses and other current liabilities	$292,242	$387,602

Note 4. Debt

The Company’s long-term debt consisted of the following:

	March 31, 2015	December 31, 2014
Adirondack Trust Company – vehicle and equipment	$60,349	$83,014
Adirondack Trust Company – building	1,546,940	1,570,976
Related-party loan	—	48,588

Total debt	1,607,289	1,702,578
Less current portion	170,514	219,695

Long-term debt, net of current portion	$1,436,775	$1,482,883

The Adirondack Trust Company vehicle and equipment loans include five loans with terms from three to five years used to fund the purchase of several different vehicles and equipment between 2010 and 2013. The five loans bear interest at annual fixed rates ranging from 4.25% to 5.8%, with a weighted average of 5.1%, mature between 2015 and 2017 with monthly installments of principal and interest and are secured by the underlying vehicles and equipment.

The Adirondack Trust Company building loan is a 10 year term loan with an original amount of $1,675,000 used towards the construction of a new warehouse. The note was entered into on September 11, 2013 and bears interest at an annual fixed rate of 4.25% until October 11, 2018 and then at a rate equal to the lender’s Base Lending Rate (currently 4.25%) until September 11, 2023. The first six monthly payments commenced on October 11, 2013 and consisted of interest only. Thereafter, principal and interest are paid monthly through September 11, 2023. The loan is secured by the underlying building.

Related party loan was a loan with an original amount of $48,588 used towards general funds of the business. The note was entered into prior to January 1, 2012 and bore interest at an annual fixed rate of 10.0% with no set term or maturity date. Interest was paid annually in the amount of $4,859. The note was fully paid in February 2015.

The aggregate annual principal payments for the next five years and thereafter of long-term debt at March 31, 2015 are summarized as follows:

Year ended December 31,
2015 (remainder of year)	$124,404
2016	187,192
2017	172,222
2018	178,440
2019	186,173
Thereafter	758,858

Total	$1,607,289

Line of Credit

On September 11, 2013, the Company entered into a line of credit with The Adirondack Trust Company, with an initial borrowing capacity of $300,000. Interest on any outstanding balance is payable monthly at a variable rate based on Prime (3.25% at March 31, 2015). No balance was outstanding at March 31, 2015 or December 31, 2014.

Note 5. Commitments and Contingencies

Environmental and Related Contingencies

The Company is subject to a variety of environmental and pollution control laws and regulations incident to the ordinary course of business. The Company currently expects that the resolution of any potential contingencies arising from compliance with these laws and regulations will not materially affect the Company’s financial position, results of operations or cash flows.

Note 6. Income Taxes

For the three months ended March 31, 2015 and 2014, the effective tax rate was 27.0% and 11.3%, respectively. The effective tax rates differ from the statutory rate due to the impact of changes in uncertain tax positions.

The Company’s uncertain tax positions include positions related to the timing of certain deductions for income tax purposes. The related basis differences caused by this timing of deductions for income tax purposes and the timing of expense recognition for financial reporting purposes are reflected in the Company’s deferred income tax liabilities. However, interest and penalties are separately recorded for these uncertain tax positions as part of income tax expense. The Company’s gross reserve for uncertain tax positions, including penalties and interest, as of March 31, 2015 and December 31, 2014, was approximately $1,836,000 and $1,811,000, respectively. The Company believes that it has adequately provided for all uncertain tax positions. The Company is generally no longer subject to examination in the Company’s primary tax jurisdiction for tax years through 2011. The Company is not currently subject to any audits or examinations. It is reasonably possible that new issues may be raised by tax authorities and that these issues may require increases in the balance of the reserve for uncertain tax positions.

Note 7. Employee Benefit Plans

The Company provides a defined contribution plan covering eligible employees, which includes a matching contribution. Matching Company contributions to this plan were approximately $55,000 and $85,000 for the three months ended March 31, 2015 and 2014, respectively.

Note 8. Related-Party Transactions

For the three months ended March 31, 2015 and 2014, the Company paid $18,000 to a family member of the owners for consulting services.

Note 9. Subsequent Event

The Company has evaluated subsequent events through August 4, 2015, which is the date these consolidated financial statements were available to be issued. All subsequent events requiring recognition or disclosure have been incorporated into these consolidated financial statements.

As described in Note 1, on May 19, 2015, the Company purchased by Fenix Parts, Inc. (“Fenix”) for an approximate purchase price of $16.5 million, subject to working capital and other adjustments. The LLCs were not purchased, but the owners of the LLCs entered into lease agreements with Fenix for certain properties on which Fenix now conducts its automotive recycling business. Also, the Company paid off all the debt described in Note 4 prior to the acquisition by Fenix.

Leesville Auto Wreckers, Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December, 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,710,215	$673,527
Accounts receivable, net of allowance	652,740	955,595
Inventories	3,743,062	4,242,094
Income taxes receivable	65,365	—
Prepaid expenses and other current assets	259,560	304,911

Total current assets	6,430,942	6,176,127
PROPERTY AND EQUIPMENT
Land	625,084	625,084
Land improvements	261,476	261,476
Building and improvements	462,211	605,638
Vehicles	306,390	306,390
Machinery and equipment	519,059	519,059
Leasehold improvements	421,038	285,636
Computer equipment	86,043	83,601
Office furniture and fixtures	17,504	9,479
Accumulated depreciation and amortization	(1,395,486)	(1,356,701)

Property and equipment, net	1,303,319	1,339,662

NON-CURRENT ASSETS
Other non-current assets	85,451	91,711

TOTAL ASSETS	$7,819,712	$7,607,500

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Leesville Auto Wreckers, Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS - CONTINUED

	March 31, 2015	December 31, 2014
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$226,534	$183,086
Accrued expenses and other current liabilities	521,523	289,289
Income taxes payable	42,249	26,218
Deferred income tax liability	1,780,486	1,788,571

Total current liabilities	2,570,792	2,287,164

NON-CURRENT LIABILITIES
Long-term debt	200,000	200,000
Deferred income tax liability	39,777	39,777
Reserve for uncertain tax positions	323,177	278,363

Total non-current liabilities	562,954	518,140

Total liabilities	3,133,746	2,805,304

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock, no par value, 1,000 shares authorized, 500 shares issued and outstanding as of March 31, 2015 and December 31, 2014	—	—
Additional paid-in-capital	193,435	193,435
Retained earnings	3,493,262	3,534,698

Total Leesville Auto Wreckers, Inc. shareholders’ equity	3,686,697	3,728,133
Noncontrolling interests	999,269	1,074,063

Total shareholders’ equity	4,685,966	4,802,196

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,819,712	$7,607,500

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Leesville Auto Wreckers, Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Net revenues	$4,365,489	$4,336,046
Cost of goods sold	3,313,907	2,995,951

Gross profit	1,051,582	1,340,095
Operating expenses	1,106,389	666,827

(Loss) income from operations	(54,807)	673,268
Other expense (income)	6,196	(25)

(Loss) income before income tax (benefit) provision	(61,003)	673,293
Income tax (benefit) provision	(9,050)	301,799

Net (loss) income	(51,953)	371,494
Net loss attributable to noncontrolling interests	(10,233)	(14,927)

Net (loss) income attributable to Leesville Auto Wreckers, Inc.	$(41,720)	$386,421

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Leesville Auto Wreckers, Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

			Additional paid-in capital	Retained earnings	Noncontrolling interest	Total shareholders’ equity
	Common stock
	Shares	Amount
Balance at January 1, 2015	500	$—	$193,435	$3,534,698	$1,074,063	$4,802,196
Net loss	—	—	—	(41,720)	(10,233)	(51,953)
Shareholder contributions	—	—	—	284	—	284
Shareholder distributions	—	—	—	—	(64,561)	(64,561)

Balance at March 31, 2015	500	$—	$193,435	$3,493,262	$999,269	$4,685,966

			Additional paid-in capital	Retained earnings	Noncontrolling interest	Total shareholders’ equity
	Common stock
	Shares	Amount
Balance at January 1, 2014	500	$—	$193,435	$2,919,324	$1,052,310	$4,165,069
Net income (loss)	—	—	—	386,421	(14,927)	371,494
Shareholder contributions	—	—	—	—	478	478
Shareholder distributions	—	—	—	(6,357)	(719)	(7,076)

Balance at March 31, 2014	500	$—	$193,435	$3,299,388	$1,037,142	$4,529,965

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Leesville Auto Wreckers, Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Cash flows from operating activities
Net (loss) income	$(51,953)	$371,494
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization expense	38,785	38,266
Deferred income tax benefit	(8,085)	(12,606)
Provision for uncertain income tax benefits	44,814	31,342
Change in assets and liabilities:
Accounts receivable	302,855	125,641
Inventories	499,032	154,033
Income taxes receivable	(65,365)	—
Prepaid expenses and other current assets	43,351	69,874
Other non-current assets	6,260	(4,438)
Accounts payable	43,448	(10,360)
Income taxes payable	16,031	282,644
Accrued expenses and other current liabilities	232,234	155,521

Net cash provided by operating activities	1,103,407	1,201,411

Cash flows from investing activities:
Capital expenditures	(2,442)	(15,312)

Net cash used in investing activities	(2,442)	(15,312)

Cash flows from financing activities:
Shareholder contributions	284	478
Shareholder distributions	(64,561)	(7,076)

Net cash used in financing activities	(64,277)	(6,598)

Increase in cash and cash equivalents	1,036,688	1,179,501
Cash and cash equivalents, beginning of period	673,527	269,458

Cash and cash equivalents, end of period	$1,710,215	$1,448,959

Supplemental cash flow disclosure
Cash paid for
Income taxes	$6,236	$5,931

The accompanying notes to the unaudited condensed consolidated financial statements are an integral part of these statements.

Leesville Auto Wreckers, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Operations

Leesville Auto Wreckers, Inc. (the “Company”), a New Jersey corporation, engages primarily in auto recycling, which is the recovery and resale of original equipment manufacturer (“OEM”) and aftermarket parts, components and systems, such as engines, transmissions, door assemblies, truck lids, lights and fenders, (referred to as “products”) reclaimed from damaged, totaled or low value vehicles. The Company also sells used cars and motorcycles. The Company purchases its vehicles primarily at auto salvage auctions. Upon receipt of vehicles, the Company inventories the vehicles then dismantles and sells the recycled components. In addition, the Company purchases recycled OEM and related products from third parties for resale and distribution to its customers. The Company’s customers include collision repair shops (body shops), mechanical repair shops, auto dealerships and individual retail customers. The Company also generates a portion of revenue from scrap sales of the unusable parts and materials. The Company operates a full-service recycling facility in Rahway, New Jersey.

On May 19, 2015, the Company was acquired by Fenix Parts, Inc. The acquisition did not include the capital stock Loki-Lot I, LLC, PPP Group, LLC, Loki-Lott II, LLC, and Gin-Jac, Inc. (collectively, the “Lessors”).

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, without audit, pursuant to the rules and regulations of United States Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures typically included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company and the notes thereto as of and for the year ended December 31, 2014 included in Fenix Parts, Inc.’s prospectus dated May 14, 2015. The Company continues to follow the accounting policies set forth in those consolidated financial statements. Management believes that these consolidated interim financial statements include all adjustments, normal and recurring in nature, that are necessary to present fairly the financial position of the Company as of March 31, 2015 and the results of its operations and cash flows for the three months ended March 31, 2015 and 2014. Interim results are not necessarily indicative of annual results. All significant intercompany balances and transactions have been eliminated.

The consolidated financial statements include the accounts of the Lessors of the premises from which the Company operates. The Lessors are owned by the Company’s shareholder and an employee. The Company has determined that each Lessor is a variable interest entity (“VIE”) because the holders of the equity investment at risk in the Lessors do not have the obligation to absorb their expected losses or receive their residual returns. Furthermore, the Company has determined that it is the primary beneficiary of each Lessor because the Company has the power to direct the activities that most significantly impact each Lessor’s economic performance, namely the operation and maintenance of the significant assets of each Lessor, and the Company has the obligation to absorb losses or rights to receive benefits from the Lessors that could potentially be significant to the Lessors. Accordingly, and pursuant to consolidation requirements under GAAP, the Company consolidates each Lessor. All intercompany transactions are eliminated in consolidation. All of the Lessors’ operating results are attributable to the noncontrolling interests in the Company’s consolidated statements of operations and all of their shareholders’ equity is presented separately from the Company’s shareholder’s equity in the Company’s consolidated balance sheets and statements of shareholders’ equity.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from the sale of vehicle replacement products and scrap, and the sale of used cars and motorcycles when they are shipped or picked up by the customers and ownership has transferred, subject to an allowance for estimated returns and discounts that management estimates based upon historical information. Management analyzes historical returns (often pursuant to standard warranties on the sold products) and allowances activity by comparing the items returned to the original invoice amounts and dates. The Company uses this information to project future returns and allowances on products sold. If actual returns and allowances deviate significantly from the Company’s historical experience, there could be an impact on its operating results in the period of occurrence. The Company has recorded a reserve for estimated returns, discounts and allowances of approximately $63,000 and $60,000 at March 31, 2015 and December 31, 2014, respectively, within accrued expenses and other current liabilities.

The Company presents taxes assessed by government authorities collected from customers on a net basis. Therefore, the taxes are excluded from revenue on the consolidated statement of operations and are shown as current liabilities on the consolidated balance sheets until remitted. Revenue also includes amounts billed to customers for shipping and handling.

Cost of Goods Sold

Cost of goods sold primarily includes a) amounts paid for the purchase of vehicles and parts for resale, b) related auction, storage and towing fees, and c) other cost of procurement and dismantling, primarily labor and overhead allocable to dismantling operations, or in the case of motorcycle and car sales, to preparing the vehicles for sale.

Operating Expenses

Operating expenses are primarily comprised of a) salaries and benefits of employees that are not related to the procurement, dismantling and/or preparation of vehicles for sale, b) facility costs such as rent, utilities, insurance, repairs and taxes not allocated to dismantling operations, c) selling and marketing costs, d) costs to distribute the Company’s products and scrap, and e) other general and administrative costs.

Accounts Receivable and Allowance for Doubtful Accounts

In the normal course of business, the Company extends credit to customers after a review of each customer’s credit history. The Company recorded a reserve for uncollectible accounts of approximately $36,000 and $34,000 at March 31, 2015 and December 31, 2014, respectively. The reserve is based on management’s assessment of the collectability of specific customer accounts, the aging of the accounts receivable and historical experience. Receivables are written off once collection efforts have been exhausted. Recoveries of accounts receivable previously written off are recorded when received.

Concentrations

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The majority of cash and cash equivalents are maintained with several major financial institutions. The Company maintains its cash in bank deposit accounts which, at times, may exceed the insurance limits of the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts. Concentrations of credit risk with respect to accounts receivable are limited because a large number of customers make up the Company’s customer base. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

The Company primarily obtains its recycled OEM and related products from damaged, totaled or low value vehicles purchased at salvage auto auctions. For 2015 and 2014, substantially all of the vehicles purchased by the Company for dismantling were acquired at auctions run by two salvage auto auction companies.

Inventories

Inventories consist of recycled OEM and aftermarket products, including car hulls and other materials that will be sold as scrap, as well as used cars and motorcycles for resale. Inventory costs for recycled OEM parts are established based upon the price the Company pays for a vehicle, including auction, storage and towing fees, as well as expenditures for buying and dismantling vehicles. After dismantling, the cost assigned to the salvaged parts and scrap is determined using the average cost of sales percentage at the Company and applying that percentage to the Company’s inventory at expected selling prices. The average cost to sales percentage is derived from the Company’s historical vehicle profitability for salvage vehicles purchased at auction or procured from other sources. Inventory costs for used cars and motorcycles for resale are established based on historical cost plus any applicable labor and overhead.

For all inventories, carrying value is recorded at the lower of cost or market and is reduced to reflect the age of the product and current anticipated demand. If actual demand differs from the Company’s estimates, additional reductions to inventory carrying value would be necessary in the period such determination is made.

Inventories consisted of the following:

	March 31, 2015	December 31, 2014
Recycled OEM parts, related products and scrap	$3,348,333	$3,503,585
Used cars and motorcycles	394,729	738,509

	$3,743,062	$4,242,094

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the useful life of an asset are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation and amortization are removed from the accounts and the resulting gain or loss thereon is recognized. Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives or, the case of leasehold improvements, the term of the related lease or reasonably assured renewal periods, if shorter. Depreciation and amortization expense totaled approximately $39,000 and $38,000 for the three months ended March 31, 2015 and 2014, respectively. Approximately $917,000 and $926,000 of property and equipment, net of accumulated depreciation, was held by the Lessors as of March 31, 2015 and December 31, 2014, respectively.

Estimated useful lives are as follows:

Land and building improvements	15 years
Buildings	39 years
Vehicles	5 years
Machinery and equipment	10 years
Leasehold improvements	10-15 years or life of lease, if shorter
Computer equipment	3 years
Office furniture and fixtures	7 years

The Company evaluates the recoverability of the carrying amount of property and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable based on an analysis of undiscounted cash flows. There were no such events or changes in the three months ended March 31, 2015 and 2014.

Income Taxes

Except for certain of the Lessors that are limited liability companies, income taxes are accounted for under the asset and liability method where deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax basis and for tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets and adjusts the valuation allowance, if necessary. The factors used to assess the likelihood of realization include historical cumulative losses, the forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Failure to achieve forecasted taxable income in applicable tax jurisdictions could affect the ultimate realization of deferred tax assets and could result in an increase in the Company’s effective tax rate on future earnings.

For those Lessors structured as limited liability companies, income or loss is reported by the entities’ owners and no income tax expense or benefit is recognized in the consolidated statements of operations.

The Company recognizes the benefits of uncertain tax positions taken or expected to be taken in tax returns in the provision for income taxes only for those positions that are more likely than not to be realized. The Company follows a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes. Should any interest or penalties accrue on uncertain tax positions, the Company would record such expense in income tax expense.

Fair Value Measurements

Fair value of financial assets and liabilities are defined as the exchange price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market at the measurement date (exit price). The Company is required to classify fair value measurements in one of the following categories:

•	Level 1 - inputs which are defined as quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•	Level 2 - inputs which are defined as inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly.

•	Level 3 - inputs are defined as unobservable inputs for the assets or liabilities. Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Certain assets and liabilities are required to be recorded at fair value on either a recurring or non-recurring basis; however, the Company has no assets or liabilities that require recurring fair value measurements. Fair value is determined based on the exchange price that would be received for an asset or paid to transfer a liability in an orderly transaction between market participants.

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at cost, which approximates fair value due to the short-term maturity of these instruments. The Company’s debt is carried at cost and approximates fair value due to its fixed interest rates, which are consistent with the interest rates in the market.

The Company may be required, on a non-recurring basis, to adjust the carrying value of the Company’s property and equipment. When necessary, these valuations are determined by the Company using Level 3 inputs. These assets are subject to fair value adjustments in certain circumstances, such as when there is evidence that impairment may exist. There have been no indicators of impairment during 2015 or 2014.

Recent Accounting Pronouncements

In February 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-02, Amendments to the Consolidation Analysis, which modifies the evaluation of VIEs, and affects the consolidation analysis of reporting entities involved with VIEs. This guidance for nonpublic entities is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company is currently evaluating the impact of adopting the new standard.

In August 2014, the FASB issued ASU No. 2014-15 which amends Accounting Standards Codification (“ASC”) Topic 205, Presentation of Financial Statements, to describe management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. This guidance will be effective for the Company’s fiscal year ended December 31, 2016. The Company does not expect adoption of this ASU to have a material impact on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. The guidance in this update supersedes nearly all existing revenue recognition guidance under U.S. GAAP and creates a single, principle-based revenue recognition framework that is codified in a new FASB ASC Topic 606. The core principle of this guidance is for the recognition of revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new revenue standard is effective for nonpublic entities’ annual reporting periods beginning after December 15, 2018. Early adoption is permitted for nonpublic entities. The new standard allows for either full retrospective or modified retrospective adoption. The Company is currently evaluating the transition method that will be elected and the potential effects of the adoption of the new standard on the consolidated financial statements.

In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which amends FASB Accounting Standards Codification (“ASC”) Topic 205, Presentation of Financial Statements, and FASB ASC Topic 360, Property, Plant, and Equipment. This standard amends the definition of a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. This guidance is effective on a prospective basis for annual periods beginning on or after December 15, 2014. The Company adopted this standard effective January 1, 2015. Adoption did not have a material impact on the Company’s consolidated financial statements.

Reclassifications

Reclassifications of prior period amounts have been made to conform to the current period presentation. The reclassifications have no impact on net income.

Note 3. Debt

The Company’s long-term debt consists of a $200,000 note payable entered into by one of the Lessors in October 2013. Interest only is due annually beginning in October 2014 and the entire principal is due in October 2018. The interest rate on the note is fixed at 3% for the term of the note. Proceeds from the note were used to partially finance the purchase of land and a building. The note is collateralized by the land and building.

In June 2011, the Company entered into a commercial line of credit with a borrowing base of $1,500,000 (the “line of credit”) and a maturity date of August 5, 2015. All obligations under the line of credit are secured by a first-priority lien on substantially all of the Company’s assets. Interest under the line of credit will be charged on the principal amount outstanding from time to time at prime. Through March 31, 2015, there have been no borrowings against this credit facility.

Note 4. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of following:

	March 31, 2015	December 31, 2014
Prepaid insurance	$181,592	$249,689
Deposits and other	57,782	41,695
Prepaid taxes	20,186	13,527

Total prepaid expenses and other current assets	$259,560	$304,911

Note 5. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of following:

	March 31, 2015	December 31, 2014
Employee-related costs	$393,897	$160,112
Reserve for returns, discounts and allowances	63,156	59,558
Other	64,470	69,619

Total accrued expenses and other current liabilities	$521,523	$289,289

Note 7. Income Taxes

The (benefit) provision for income taxes consisted of the following components:

	For the three months ended March 31
	2015	2014
Current
Federal	$(6,323)	$257,016
State	(2,727)	44,783

Total current income tax (benefit) provision	(9,050)	301,799

Deferred
Federal	—	—
State	—	—

Total deferred income tax (benefit) provision	—	—

Income tax (benefit) expense	$(9,050)	$301,799

The Company’s uncertain tax positions include positions related to the timing of certain deductions for income tax purposes. The related basis differences caused by this timing of deductions for income tax purposes and the timing of expense recognition for financial reporting purposes are reflected in the Company’s deferred income tax liabilities. However, interest and penalties are separately recorded for these uncertain tax positions as part of income tax expense and amounted to approximately $45,000 and $31,000 for the three months ended March 31, 2015 and 2014, respectively. The Company had accumulated interest and penalties of approximately $289,000 and $244,000 as of March 31, 2015 and December 31, 2014, respectively, which along with the gross unrecognized tax benefits is reported as the reserve for uncertain tax positions on the consolidated balance sheets.

The Company is generally no longer subject to examination in primary tax jurisdictions for tax years through 2011. The Company is not currently subject to any audits or examinations.

Note 8. Commitments and Contingencies

The Company is subject to a variety of environmental and pollution control laws and regulations incident to the ordinary course of business. The Company currently expects that the resolution of any potential contingencies arising from compliance with these laws and regulations will not materially affect the Company’s financial position, results of operations or cash flows.

Note 9. Related Party Transactions

The Company leases certain computer equipment and software from a related party on a month-to-month basis. Related rental expense was approximately $6,000 for the three months ended March 31, 2015 and 2014. Some of the Lessors lease real estate to some of these other entities on a month-to-month basis. Related rental income, included in net revenues on the consolidated statements of operations, was approximately $3,000 and $4,000 for the three months ended March 31, 2015 and 2014, respectively. The Company also sells inventory to a related party. Net revenues were approximately $14,000 and $21,000 for the three months ended March 31, 2015 and 2014, respectively.

Note 10. Employee Benefit Plan

The Company provides a defined contribution plan covering eligible employees, which includes a matching contribution. The matching Company contributions to this plan were approximately $57,000 and $44,000 for the three months ended March 31, 2015 and 2014, respectively.

Note 11. Subsequent Events

The Company has evaluated subsequent events through August 4, 2015, which is the date these consolidated financial statements were available to be issued. All subsequent events requiring recognition or disclosure have been incorporated into these consolidated financial statements.

As described in Note 1, on May 19, 2015, the Company was purchased by Fenix Parts, Inc. (“Fenix”) for an approximate purchase price of $17.1 million, subject to working capital and other adjustments. The Lessors were not purchased, but the owners of the Lessors entered into lease agreements with Fenix for certain properties on which Fenix now conducts its automotive recycling business.